Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2010

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    On June 8, 2010, Cadiz Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”).  At the 2010 Annual Meeting, Messrs. Keith Brackpool, Murray H. Hutchison, Timothy J. Shaheen, Stephen J. Duffy, Winston Hickox, Geoffrey Grant, Raymond J. Pacini and Stephen E. Courter were re-elected by the stockholders as directors of the Company, each to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.  Mr. Brackpool was elected by the vote of 5,390,195 shares in favor and 1,254,022 withheld and 2,302,843 not voted.  Mr. Hutchison was elected by the vote of 4,372,589 shares in favor and 2,271,628 withheld and 2,302,843 not voted.  Mr. Shaheen was elected by the vote of 5,381,707 shares in favor and 1,262,510 withheld and 2,302,843 not voted.  Mr. Duffy was elected by the vote of 4,712,104 shares in favor and 1,932,113 withheld and 2,302,843 not voted.  Mr. Hickox was elected by the vote of 4,722,166 shares in favor and 1,922,051 withheld and 2,302,843 not voted.  Mr. Grant was elected by the vote of 5,743,377 shares in favor and 900,840 withheld and 2,302,843 not voted.  Mr. Pacini was elected by the vote of 4,545,906 shares in favor and 2,098,311 withheld and 2,302,843 not voted.  Mr. Courter was elected by the vote of 4,722,666 in favor and 1,921,551 withheld and 2,302,843 not voted.

    In addition, at the 2010 Annual Meeting, the stockholders ratified the selection by the Company's Board of Directors of PricewaterhouseCoopers LLP to continue as the Company’s independent registered public accounting firm for the fiscal year 2010 by a vote of 8,882,986 shares in favor and 58,548 against and 5,526 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 14, 2010